UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2016 (April 11, 2016)

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K on January 28, 2016, the board of directors (the “Board”) of Cellular Biomedicine Group, Inc. (the “Company”) elected Bizuo (Tony) Liu to serve as Chief Executive Officer of the Company, effective February 7, 2016.

In connection with Mr. Liu’s appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Liu on April 11, 2016, the terms of which are effective retroactive to February 7, 2016. Pursuant to the Agreement, Mr. Liu will receive an annual base salary of $240,000 and, commencing with the end of the calendar year during his first year of employment, shall be eligible for an annual cash bonus.  Such annual salary and bonus eligibility will be reviewed annually by the Board and its compensation committee and may be changed in the sole direction of the Board and/or its compensation committee.  In addition, Mr. Liu will be granted 120, 000 options under the Company’s 2014 Equity Incentive Plan.

The term of the Agreement is effective as of February 7, 2016 for a period of one year (the “Initial Term”) which will be renewed automatically for another one year term (the “First Renewal Term”) unless the Company provides Mr. Liu with 90 days’ notice of non-renewal prior to the expiration of the Initial Term.  After the First Renewal Term, the Agreement shall be renewed automatically for another one year term unless the Company provides Mr. Liu with 90 days’ notice of non-renewal prior to the expiration of the First Renewal Term, provided that in no event shall the Agreement remain in effect past February 6, 2019.

The Agreement cannot be terminated by either party during the Initial Term except upon Mr. Liu’s death, disability or for cause. "Cause," as defined in the Agreement, includes, but is not limited to: (1) conviction for or pleading of felony, (2) misappropriation of company assets, (3) willful violation of company policy or a directive of the Board and (4) failure to perform duties.  The Company may terminate for cause with a 3-day advance written notice.   Upon termination by the Company for cause, the Company will have no obligation to provide Mr. Liu with any form of severance or any other benefits, except as may be required by COBRA.  If Mr. Liu’s employment is terminated by the Company for reasons other than his death, disability or for cause after February 6, 2017, the Company will pay Mr. Liu severance in the amount equal to his base salary and, subject to Mr. Liu’s election to receive COBRA, his COBRA premiums during the twelve month period commencing with continuation coverage following the month in which the date of termination occurs.

The Agreement includes a non-solicitation provision that will apply during Mr. Liu’s employment and for a period of two years following termination of his employment and also a non-competition provision during Mr. Liu’s employment and for a period of one year following termination.

A copy of the Agreement with Mr. Liu is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Agreement dated as of April 11, 2016 by and between the Registrant and Bizuo (Tony) Liu

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: April 15, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Executive Officer